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                                                                    EXHIBIT 3.65

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                          PATRIOT COAL COMPANY, L.P.

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

     I.  The name of the limited partnership is Patriot Coal Company, L.P.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III.  The name and mailing address of each general partner is as follows:

               Name                 Mailing Address
               ----                 ---------------

     Illuminati, Incorporated            P.O. Box 209
                                         Hartford, Kentucky 42347

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Patriot Coal Company, L.P., as of April 12, 1994.

                                        /s/ Debra Francis
                                        ---------------------------------
                                        Debra Francis
                                        President
                                        Illuminati, Incorporated
                                        General Partner